MONSANTO COMPANY 800 NORTH LINDBERGH BLVD ST. LOUIS, MISSOURI 63167

Second-Quarter and First-Half 2003
Supplemental Data
Unaudited

	Second	Second		Six	Six
Net sales by geography*	Quarter	Quarter	% change	Months	Months	% change
($ in millions)	2003	2002		2003	2002

North America	$1,142	$1,216	(6)%	$1,934	$2,100	(8)%
Latin America	$258	$76	239%	$362	$157	131%
Europe-Africa	$186	$144	29%	$395	$333	19%
Asia-Pacific	$96	$117	(18)%	$138	$184	(25)%
TOTAL COMPANY	$1,682	$1,553	8%	$2,829	$2,774	2%

Net trade receivables by
geography*	June 30,	June 30,	Higher/
($ in millions)	2003	2002	(lower)

United States	$1,588	$1,722	$(134)
Argentina	$253	$268	$(15)
Brazil	$230	$301	$(71)
All other countries	$638	$622	$16
TOTAL COMPANY	$2,709	$2,913	$(204)

Gross profit	Six	Six
($ in millions)	Months 2003	Months 2002	% change

Roundup and other glyphosate-based agricultural herbicides	$478	$639	(25)%
All other agricultural productivity products	$355	$372	(5)%
Seeds and genomics	$594	$411	45%
TOTAL COMPANY	$1,427	$1,422	0%

*     Attributed to relevant Monsanto legal entities. For example, a sale from the United States to a customer in Latin America is reported as a U.S. export sale.